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                                                                    EXHIBIT 23.1


                     Consent of PricewaterhouseCoopers LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2001, relating to the consolidated financial statements, which appears in The Colonial BancGroup, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the caption "Experts" in such Registration Statement.


                                               /s/  PricewaterhouseCoopers LLP



          Montgomery, Alabama June 15, 2001